CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

	This Convertible Preferred Stock Purchase Agreement (the Agreement), dated as of July 30, 1998, among Sheldahl, Inc., a Minnesota corporation (the Company), and the individuals and entities listed on Exhibit A hereto (sometimes referred to herein as a Purchaser and collectively as the Purchasers).

	WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Series D Convertible Preferred Stock, par value $1.00 per share (the Series D Preferred).

	NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

ARTICLE I
PURCHASE AND SALE OF PREFERRED SHARES

	1.1	Purchase and Sale.

	(a)	Subject to the terms and conditions set forth herein, at the
Closing (as defined below), the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase 32,917 shares of Series D Preferred (the Shares).

	(b)	The Shares shall have the respective rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit B (the Certificate of Designation), which shall be filed on or prior to the Closing Date (as defined below) by the Company with the Secretary of State of Minnesota. The Shares, the Warrants (as defined in Section 3.2) and the Underlying Shares (as defined in Section 2. 1 (d)) are sometimes collectively referred to herein as the Securities.

	1.2	Purchase Price.  The purchase price per Share shall be $1,000.

	1.3	The Closing.

	(a)	The Closing of the purchase and sale of the Shares (the Closing)
shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS
Center, 80 South 8th Street, Minneapolis, Minnesota, immediately following the execution hereof, or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the Closing Date.

	(b)	At the Closing, the Company shall deliver (A) to each Purchaser, a stock certificate registered in the name of such Purchaser for such number of Shares set forth opposite such Purchaser's name on Exhibit A; (B) to each Purchaser, a Warrant to purchase that number of shares of Common Stock of the Company set forth opposite such Purchaser's name on Exhibit A; and (C) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company to Purchasers pursuant to this Agreement. At the Closing, each Purchaser shall deliver to the Company the purchase price set forth opposite such Purchaser's name on Exhibit A by wire transfer of same day funds.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

	2.1	Representations, Warranties and Agreements of the Company.  The
Company hereby makes the following representations and warranties to the
Purchasers:

	(a)	Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

	(b)	Authorization; Enforcement.  The Company has the requisite
corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Registration Rights Agreement (defined in Section 4.1(h)) and the Warrants (the Transaction Documents) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been duly executed by the Company and, when delivered or filed in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

	(c)	Capitalization.  The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as specifically disclosed in Schedule 2.1(c), no shares of Common Stock of the Company are entitled to preemptive or similar rights, nor is any holder of the Common Stock of the Company entitled to preemptive or similar rights. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of the Company's Common Stock, or securities or rights convertible or exchangeable into shares of the Company's Common Stock.

	(d)	Issuance of Shares and Warrants.  The Shares and the Warrants are
duly authorized and, when issued in accordance with the terms hereof, the Certificate of Designation or the Warrants, as the case may be, shall be validly issued, fully paid and non-assessable. As of the Closing Date, the Company will have and, at all times while any Shares or any Warrants are outstanding, will maintain, an adequate reserve of duly authorized shares of its Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificate of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date. The shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants and which may be issued as payment of dividends on the Shares are collectively referred to herein as the Underlying Shares. When issued in accordance with the terms hereof, the Certificate of Designation or the Warrants, as the case may be, the Underlying Shares will be duly authorized, validly issued, fully paid (except that Underlying Shares issued upon exercise of Warrants shall be fully paid upon delivery of the applicable exercise price therefor) and non-assessable, free and clear of all liens, claims, encumbrances or defects of any kind (collectively, Liens), except as set forth in any required legends thereon.

	(e)	No Conflicts.  The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or Bylaws; or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (other than (x) a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), as a result of a failure of the representations and warranties of the Purchasers set forth in the first sentence of Section 2.2(h) to be accurate; or (y) a violation of any federal and state securities laws requiring filings with such authorities and the delivery of certain information pursuant to Rule 502(b)(1) promulgated under the Securities Act of 1933, as amended (the Securities Act), and applicable state securities laws, to the Purchasers who are deemed not to be accredited investors as a result of a failure of the representations and warranties of the Purchasers set forth in Section 2.2(c) to be accurate), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole (a Material Adverse Effect).

	(f)	Consents and Approvals.  Except as specifically set forth in
Schedule 2.1(f), and assuming that the representations and warranties of the Purchasers contained in Section 2.2 are true and correct in all respects, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filings of the Certificate of Designation with respect to the Shares with the Secretary of State of Minnesota; (ii) the filing of the Underlying Securities Registration Statement(s) (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the Commission); (iii) the application(s) or any letter(s) acceptable to and approved by the National Association of Securities Dealers, Inc. (NASD) for the designation of the Underlying Shares for trading on the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed); (iv) any filings, notices or registrations under applicable federal or state securities laws and any filing that may be required under the HSR Act as a result of a failure of the representations and warranties of the Purchasers set forth in the first sentence of Section 2.2(h) to be accurate; and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Closing and to deliver to the Purchasers the Shares (and, upon conversion of the Shares and exercise of Warrants, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the Required Approvals).

	(g)	Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

	(h)	No Default or Violation.  Neither the Company nor any subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound; or (ii) is in violation of any order of any court, arbitrator or governmental body, except as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

	(i)	SEC Documents.  The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the
Exchange Act), including, pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the SEC Documents), on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the quarter ended February 27, 1998, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company.

	2.2	Representations and Warranties of the Purchasers.  Each Purchaser,
severally and not jointly, hereby represents and warrants to the Company as follows:

	(a)	Organization; Authority.  Such Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation or an individual, in each case, with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

	(b)	Investment Intent.  Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

	(c)	Purchaser Status.  At the time such Purchaser was offered the
Shares and the Warrants, it was and, at the date hereof, it is, and at the Closing Date it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act.

	(d)	Experience of Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment to its satisfaction.

	(e)	Ability of Purchaser to Bear Risk of Investment.  On the Closing
Date, such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

	(f)	Access to Information.  Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

	(g)	Reliance.  Each Purchaser understands and acknowledges that (i)
the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

	(h)	No Affiliation.  No Purchaser is an Affiliate or Associate (as
such terms are defined in Rule 12b-2 under the Exchange Act) of any other Purchaser or is acting in concert with any other Purchaser. No Purchaser beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange
Act) any Securities of any other Purchaser.

	(i)	No Conflicts.  The execution, delivery and performance of the
Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws, partnership agreement or other governing instrument, as applicable (each as amended through the date hereof), or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including foreign, federal and state securities laws and regulations).

	(j)	Consents and Approvals. Except for Schedule 13D and Form 4 filings by Molex Incorporated, such Purchaser is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents.

	(k)	Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of such Purchaser, threatened against or affecting such Purchaser before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair such Purchaser's ability to perform fully on a timely basis its obligations under the Transaction Documents.

	(l)	Beneficial Ownership of Sheldahl Stock.  At and after the Closing, no Purchaser shall be a Beneficial Owner of fifteen percent (15%) or more of outstanding shares of the Company's Common Stock. For purposes of this
Section 2.2(l), Beneficial Owner shall have the meaning set forth in Section
1(d) of the Rights Agreement dated June 16, 1996, as amended effective
July 25, 1998, by and between the Company and Norwest Bank Minnesota, N.A., as the same may be amended or modified from time to time (the Rights Agreement).
Each Purchaser has been provided, upon its request, with a copy of such definition and has had an opportunity to review it with such Purchaser's legal
counsel.   Each Purchaser acknowledges that the transactions contemplated by the Transaction Documents shall not be deemed to have received any required approval under the terms of such Rights Agreement. Notwithstanding the foregoing, for purposes of Molex Incorporated, such references above to fifteen percent (15%) shall be deemed to refer to twenty-two percent (22%).

	(m)	Residency.  Each Purchaser is a resident of the state set forth opposite its name on Exhibit A attached hereto.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

	3.1	Transfer Restrictions.

	(a)	If any Purchaser should decide to dispose of any of the Securities held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company or to an Affiliate of such Purchaser or pursuant to Rule 144 under the Securities Act (Rule 144), the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

	(b)	Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

[NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]] [THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[FOR SHARES ONLY] SHELDAHL, INC. WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE CLASS OF STOCK OR SERIES THEREOF TO WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE ARE A PART AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

	The Underlying Shares issuable upon conversion of Shares and exercise of the Warrants, as the case may be, shall not contain the legend set forth above (or any other legend other than those that identify the existence of the Rights Agreement) if the conversion of such Shares or exercise of the Warrants, as the case may be, occurs at any time while the Underlying
Securities Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration
Statement at such time, if the Underlying Shares have been sold pursuant to Rule 144, or if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any Securities.

	3.2	The Warrants.  At the Closing, the Company shall issue and deliver
Common Stock purchase warrants (the Warrants) entitling the Purchasers to purchase, on the terms and conditions set forth in Exhibit C hereto, an aggregate of 329,170 shares of Common Stock at a price per share equal to $7.6875, (the Warrant Exercise Price). Each Purchaser shall receive that number of Warrants as is set forth opposite the Purchaser's name on Exhibit A.

	3.3	Use Of Proceeds.  The Company shall use the Net Proceeds from the placement of the Shares and Warrants to enhance the Company's capital structure, provide capital liquidity and repay debt.

ARTICLE IV
CONDITIONS

	4.1	 Conditions Precedent to the Obligation of the Purchasers to
Purchase the Series D Shares. The obligation of each Purchaser hereunder to acquire and pay for the Shares and the Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

	(a)	Accuracy of the Company's Representations and Warranties.  The
representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

	(b)	Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

	(c)	No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

	(d)	No Suspensions of Trading in Common Stock.  The trading in the
Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or any suspension of trading of securities generally);

	(e)	Legal Opinion.  The Company shall have delivered to such Purchaser an opinion of outside legal counsel to the Company as to the matters attached hereto as Exhibit D and dated the Closing Date;

	(f)	Required Approvals. All Required Approvals shall have been
obtained;

	(g)	Delivery of Stock Certificates and Warrants.  The Company shall have delivered to such Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares being purchased at the Closing and the Warrants to be received by each Purchaser, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

	(h)	Registration Rights Agreement.  The Company and the Purchasers
shall have entered into the Registration Rights Agreement in the form of Exhibit E.

	4.2	Conditions Precedent to the Company's Obligations.  The
obligations of the Company hereunder are subject to the following conditions:
	(a)	Accuracy of the Representations and Warranties of Purchasers.  The
representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

	(b)	Performance by the Purchasers.  The Purchasers shall have
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date;

	(c)	No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

	(d)	Required Approvals. All Required Approvals shall have been
obtained;

	(e)	Payment of Purchase Price.   Each Purchaser shall have paid the
purchase price set forth opposite the Purchaser's name on Exhibit A.

ARTICLE V
MISCELLANEOUS

	5.1	Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. Each Purchaser shall be responsible for such Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

	5.2	Entire Agreement: Amendments.  This Agreement, together with the
Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate of Designation (when filed) and the Warrants referenced in Section 3.2, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

	5.3	Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex
(with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

	If to the Company:	Sheldahl, Inc.
				1150 Sheldahl Road
				Northfield, MN 55057-9444
				Attn:	John V. McManus
				Fax:	(507) 663-8326 or
					(507) 663-8435

	With copies to:	Lindquist & Vennum P.L.L.P.
				4200 IDS Center
				80 South Eighth Street
				Minneapolis MN 55402
				Attn:	Charles P. Moorse, Esq.
				Fax:	(612) 371-3207


	If to a Purchaser:	To the address set forth on Exhibit A

or such other address as may be designated in writing hereafter, in the same manner, by such person.

	5.4	Amendment; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

	5.5	Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

	5.6	Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding anything to the contrary contained herein, each Purchaser may assign its rights hereunder in connection with any sale or transfer of such Purchaser's Securities to any Affiliate of such Purchaser as long as the transferee Affiliate agrees in writing to be bound by the applicable provisions of this Agreement, in which case the term Purchaser shall be deemed to refer to such transferee as though such transferee were an original signatory thereto.

	5.7	No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

	5.8	Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

	5.9	Execution.  This Agreement may be executed in two or more
counterparts, all of which when taken together shall be considered one and the same agreement and shall become binding with respect to each Purchaser on the date the acceptance form hereto is executed by such Purchaser and with respect to the Company on the date executed by the Company, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

	5.10	Severability.  In case any one or more of the provisions of this
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

	IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and each Purchaser has caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

					COMPANY:

					SHELDAHL, INC.

					By____________________________
					     John V. McManus
					Its Vice President - Finance

ACCEPTANCE


	The undersigned hereby accepts the terms and conditions set forth in the Convertible Preferred Stock Purchase Agreement, dated July 30, 1998, among Sheldahl, Inc., a Minnesota corporation (the Company) and certain Purchasers listed in Exhibit A thereto as the terms and conditions applicable to the purchase of Shares of Series D Convertible Preferred Stock of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 2.2 of the Convertible Preferred Stock Purchase Agreement.


						PURCHASER:


						___________________________________
						By: ________________________________

						Title: _______________________________

	EXHIBIT A

Schedule of Purchasers

       			                      Share
	Purchaser      	Purchase	    Purchase	    # of	       # of	     State of
	Name & Address	  Amount	       Price 	   Shares	    Warrants   Residence